Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

TROPICANA ENTERTAINMENT INC.

A Delaware corporation

(Adopted as of March 8, 2010 and amended as of February 18, 2014)

ARTICLE I
OFFICES

Section 1               Registered Office.  The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware, County of New Castle.  The name of the corporation’s registered agent at such address shall be The Corporation Trust Company.  The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 2               Other Offices.  The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1               Annual Meetings.  An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting.  The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the board of directors of the corporation.  The annual meeting may be held within or without the State of Delaware.  No annual meeting of stockholders need be held if not required by the corporation’s certificate of incorporation (the “Certificate”) or by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2               Special Meetings.  Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof.  Such meetings may be called at any time by the board of directors, the president or stockholders owning beneficially ten percent (10%) or more of the voting power of all shares entitled to vote on each issue proposed to be considered at such special meeting.

Section 3               Place of Meetings.  The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors, the president or the stockholders.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 4               Notice.  Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by law, the Certificate or these Bylaws; provided, that in the case of a meeting called by stockholders pursuant to Section 2 above, notice of such meeting shall be provided not less than fifty (50) days prior to the date of such meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation.  If given by electronic transmission, such notice shall be deemed to be delivered (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5               Stockholders List.  The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6               Quorum.  The holders of a majority in voting power of the issued and outstanding shares of capital stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate.  If a quorum is not present, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.  When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 7               Adjourned Meetings.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8               Vote Required.  When a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9               Voting Rights.  Except as otherwise provided by the DGCL or by the Certificate or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10             Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another stockholder or stockholders to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  Any proxy is revoked when the person executing the proxy is present at a meeting of stockholders and elects to vote.  At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11             Action by Written Consent.  Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service, provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office.  All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12             Action by Electronic Transmission Consent.  A telegram, internet, interactive voice response system or other means of electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section; provided that any such telegram, internet, interactive voice response system or other means of electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, internet, interactive voice response system or other means of electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, internet, interactive voice response system or other means of electronic transmission.  The date on which such telegram, internet, interactive voice response system or other means of electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, internet, interactive voice response system or other means of electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.

Section 13             Inspectors. The board of directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 14             Notice Provisions for Nomination and Election of Directors.

(a)           Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote generally in the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 14(b).

(b)           In order for a stockholder to nominate a person for election to the board of directors of the corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting: (A) the name, age, and business address of the person, (B) the principal occupation or employment of the person, and (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person; and (ii) as to the stockholder giving the notice: (A) the name and residence address of such stockholder, and (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially by such stockholder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. For purposes of this section, “public disclosure” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service.

Section 15             Notice Provisions for Other Business to be Conducted at an Annual Meeting.

(a)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than business relating to the nomination and/or election of a director, which shall be governed by Section 14 only) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of sixty (60) days prior to the annual meeting and the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and residence address of the stockholder proposing such business, and (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section.  For purposes of this section, “public disclosure” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service.

ARTICLE III
DIRECTORS

Section 1               General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors.  The board of directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or the Certificate directed or required to be exercised or done by the stockholders.

Section 2               Number, Election and Term of Office.  The number of directors which shall constitute the board (which shall be no less than five) shall be fixed, and may be changed from time to time, by resolution of the board.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification as an Unsuitable Director (as such term is defined in the Certificate) as hereinafter provided.

Section 3               Removal and Resignation.  Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.  Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

Section 4               Vacancies.  Except as otherwise provided in the Certificate, board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the holders of a majority of the shares then entitled to vote at an election of directors.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5               Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the board of directors or provided in these Bylaws.

Section 6               Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these by-laws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 7               Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office.  Special meetings of the board of directors may be called by or at the request of the president or at least two of the directors on at least 24 hours notice to each director, either personally, by telephone, by mail, telegraph, and/or by electronic transmission.  In like manner and on like notice, the president must call a special meeting on the written request of at least two of the directors promptly after receipt of such request.

Section 8               Quorum, Required Vote and Adjournment.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business.  Except as otherwise required by the Certificate, each director shall be entitled to one vote.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9               Committees.  The board of directors shall designate an audit committee and may designate one or more other committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 10             Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 11             Regulatory Gaming Compliance Committee.  The Regulatory Gaming Compliance Committee shall consist of not fewer than two members as from time to time shall be appointed by resolution of the board of directors.  No members of the Regulatory Gaming Compliance Committee shall be members of the board of directors.  The Regulatory Gaming Compliance Committee shall develop, implement and oversee a Gaming Compliance Program (the “Program”) with respect to: (i) monitoring compliance with gaming laws and regulations applicable to the corporation’s business and operations; (ii) performing due diligence with respect to compliance by corporation employees, officers, directors, vendors and others providing services to the corporation and its affiliates; (iii) performing due diligence with respect to proposed transactions and associations; and (iv) advising the board of directors of any gaming law compliance problems or situations which may adversely affect the regulatory good standing of the corporation in any of the jurisdictions in which it operates. The Regulatory Gaming Compliance Committee shall be responsible for the appointment, review, and replacement of a compliance officer to assist in the implementation and administration of the Program. The Regulatory Gaming Compliance Committee will be responsible for the review of information developed by the necessary departments of the corporation and coordinated by the compliance officer.

Section 12             Communications Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 13             Waiver of Notice and Presumption of Assent.  Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 14             Action by Written Consent.  Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS

Section 1               Number.  The officers of the corporation shall be elected by the board of directors and shall consist of a chief executive officer, a chief financial officer, a president, one or more vice presidents, a secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors or as may be required by applicable law or governmental authorities.  Any number of offices may be held by the same person, except that the chief executive officer shall not also hold the office of secretary.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

Section 2               Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification as hereinafter provided.

Section 3               Removal.  Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4               Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the board of directors then in office.

Section 5               Compensation.  Compensation of all executive officers shall be approved by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the board of directors or as required by applicable law or regulation, including any exchange or market upon which the corporation’s securities are then listed for trading or quotation.

Section 6               Chief Executive Officer and President. The chief executive officer, who shall also be the president, shall have the powers and perform the duties incident to such positions. Subject to the powers of the board of directors and the chairman of the board, the chief executive officer/president shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. The chief executive officer/president shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these Bylaws. The chief executive officer/president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 7               Chief Financial Officer. The chief financial officer, who may be alternatively titled vice president of finance (or a variation thereof), and who may also be appointed as treasurer, shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the chairman of the board or the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the chairman of the board, the chief executive officer or these Bylaws may, from time to time, prescribe. The chief financial officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8               Vice-Presidents.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or the chairman of the board, shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer, the chief financial officer or these Bylaws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the board of directors may from time to time prescribe.

Section 9                                              Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the board of directors, the chairman of the board, the chief executive officer or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer or secretary may, from time to time, prescribe.

Section 10                                       Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11                                       Absence or Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1                                              Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or in any other capacity while so serving, shall be indemnified and held harmless by the corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators.  Each person who is or was serving as a director or officer of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation.  Any indemnification (but not advancement of expenses) under this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment).  Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who were not parties to such proceeding (the “Disinterested Directors”), even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 2                                              Advancement of Expenses.  Expenses (including attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (only if required by Delaware law) by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article V.  The majority of the Disinterested Directors or a committee thereof may, in the manner set forth above, and upon approval of such Indemnitee, authorize the corporation’s counsel to represent such person, in any proceeding, whether or not the corporation is a party to such proceeding.

Section 3                                              Procedure for Indemnification.  Any indemnification or advance of expenses (including attorneys’ fees, costs and charges) under this Article V shall be made promptly, and in any event within 30 days upon the written request of the Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article V).  The right to indemnification or advances as granted by this Article V shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days.  Such person’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney’s fees, costs and charges) under this Article V where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the corporation (including its board of directors, a committee thereof, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to this Article V shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

Section 4                                              Other Rights; Continuation of Right to Indemnification.  The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person.  All rights to indemnification under this Article V shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article V is in effect.  Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.  For the purposes of this Article V, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

Section 5                                              Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 6                                              Reliance.  Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service and such rights shall be deemed vested at the time such person commences service as a director or officer.  The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7                                              Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 8                                              Savings Clause.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article V as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article V to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1                                              Form.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by (1) the chairman or chief executive officer/president and (2) the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by such holder in the corporation.  If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (ii) by a registrar, other than the corporation or its employee, the signature of any such chairman, chief executive officer, secretary, or assistant secretary may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.  The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2                                              Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3                                              Fixing a Record Date for Stockholder Meetings.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 4                                              Fixing a Record Date for Action by Written Consent.  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5                                              Fixing a Record Date for Other Purposes.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6                                              Registered Stockholders.  Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.  The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7                                              Subscriptions for Stock.  Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series.  In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1                                              Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2                                              Checks, Drafts or Orders.  All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3                                              Contracts.  The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4                                              Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the board of directors or a duly appointed and authorized committee of the board of directors. Such authorization may be in the form of a signed policy or other blanket authority specified by the board of directors from time to time.  When so authorized by the board of directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation. Such authorization may be general or confined to specific instances.

Section 5                                              Fiscal Year.  The fiscal year of the corporation shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the board of directors.

Section 6                                              Corporate Seal.  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 7                                              Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8                                              Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9                                              Section Headings.  Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10                                       Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Seven of the Certificate, provided, however that any vested rights to indemnification or advancement of expenses may not be amended without the consent of any person affected by such amendment.